Exhibit 99.1

Report of Independent Auditors

To the Board of Directors and Shareholders of

The Dohring Company, Inc.

      In our opinion, the accompanying statements of net assets and the related statements of operations and of cash flows present fairly, in all material respects, the financial position of OpinionSurveys.com, a business of The Dohring Company, at December 31, 2003, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      The accompanying statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in Note 1.

      The statements may not be indicative of the financial condition, results of operations or cash flows of OpinionSurveys.com’s business, due to significant related party transactions with The Dohring Company.

/s/ PricewaterhouseCoopers LLP

Los Angeles, California
October 18, 2004

OPINIONSURVEYS.COM

STATEMENTS OF NET ASSETS

As of December 31, 2003 and September 30, 2004

	December 31,	September 30,
	2003	2004

		(Unaudited)
ASSETS
Current assets
Accounts receivable, net	$82,929	$102,401
Prepaid expenses and other current assets	—	56,350

Total current assets	82,929	158,751
Property and equipment, net	6,292	4,018

Total assets	$89,221	$162,769

LIABILITIES
Current liabilities
Accounts payable	$1,871	$74,902
Accrued expenses	1,445	16,086
Deferred revenue	61,500	261,500

Total current liabilities	64,816	352,488
Commitments and contingencies (Note 8)

NET ASSETS
Retained earnings	161,138	321,043
Distributions to The Dohring Company, Inc.	(296,638)	(712,942)
Current period net income	159,905	202,180

Total net assets	24,405	(189,719)

Total liabilities and net assets	$89,221	$162,769

The accompanying notes are an integral part of these financial statements.

OPINIONSURVEYS.COM

STATEMENTS OF OPERATIONS

For the Year Ended December 31, 2003 and the Nine Months Ended September 30, 2004

		Nine months
	Year ended	ended
	December 31,	September 30,
	2003	2004

		(Unaudited)
Net revenues	$521,870	$476,352
Cost of revenues (including costs allocated from related party of $23,704 and $15,641 at December 31, 2003 and September 30, 2004, respectively)	23,704	44,043

Gross profit	498,166	432,309
Operating expenses
Sales and marketing (including expenses allocated from related party of $69,076 and $35,875 at December 31, 2003 and September 30, 2004, respectively)	77,088	44,569
General and administrative (including expenses allocated from related party of $117,809 and $95,649 at December 31, 2003 and September 30, 2004, respectively)	261,173	185,560

Total operating expenses	338,261	230,129

Income from operations	159,905	202,180

Net income	$159,905	$202,180

The accompanying notes are an integral part of these financial statements.

OPINIONSURVEYS.COM

STATEMENTS OF CASH FLOWS
For the Year Ended December 31, 2003 and the
Nine Months Ended September 30, 2004

		Nine months
	Year ended	ended
	December 31,	September 30,
	2003	2004

		(Unaudited)
Flows from operating activities
Net income	$159,905	$202,180
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	2,700	2,274
Provision for doubtful accounts	22,491	10,373
Changes in assets and liabilities, net
Prepaid expenses and other current assets	—	(56,350)
Accounts receivable	(10,605)	(29,845)
Accounts payable	1,347	73,031
Accrued expenses	(4,834)	14,641
Deferred revenue	61,500	200,000

Net flows from operating activities	232,504	416,304

Flows from financing activities
Distribution to The Dohring Company	(232,504)	(416,304)

Net flows from financing activities	(232,504)	(416,304)

Cash and cash equivalents at beginning of the period	—	—

Cash and cash equivalents at end of the period	$—	$—

The accompanying notes are an integral part of these financial statements.

OPINIONSURVEYS.COM

NOTES TO FINANCIAL STATEMENTS

December 31, 2003 and September 30, 2004

1.	Basis of Presentation and Summary of Significant Accounting Policies

Basis of Presentation

      OpinionSurveys.com (“OS,” “Business,” the “Company,” “management,” “us,” “our,” or “we”) is a marketing research business specializing in targeted advertising and customized primary research. Using our advanced research techniques, proprietary survey design and panel management software, we specifically target groups to deliver customized research solutions to our clients.

      OS is a business of The Dohring Company, Inc., (“TDC”) a California corporation incorporated in May 2002 for the purposes of acquiring all the assets and liabilities of TDC Research, Inc. TDC also conducts business other than the OpinionSurveys.com business that operates under common management. Broadly, these are TDC’s automotive business (“Automotive”), a customized research business focusing exclusively on the automotive industry, and Your Interest Only (“YIO”), single use e-mail offers directed to substantially the same base of panelists that serve OS. OS shares staff, facilities, equipment and other resources with the other business activities of TDC.

      The accompanying statement of net assets as of December 31, 2003 and September 30, 2004 (unaudited) and the statement of operations and cash flows for the year ended December 31, 2003 and the nine months ended September 30, 2004 (unaudited) have been prepared for the purpose of complying with the Rule 3-05 of Regulation S-X.

      The following accounting policies were used in preparation of the OS financial statements:

Statement of Net Assets

      Accounts receivable attributable to OS was specifically identified by TDC as well as the related allowance for doubtful accounts.

      Prepaid expenses and property and equipment attributable to OS were specifically identified by the Company.

      Accounts payable and accrued expenses attributable to OS were specifically identified where possible and the remaining balance was allocated based on estimates consistent with those determined in the allocation of operating expenses below.

      Distributions to TDC represent a transfer between TDC and OS. TDC retains the cash generated by OS’s business and allocates expenses that are common to the TDC businesses against this cash balance. Expenses deducted from OS’s cash balance are based on expenses that are directly attributable to OS’s business and include apportionments, estimates and judgments of operating costs as determined in “Statement of Operations” below, where necessary.

Statement of Operations

      The statement of operations includes only those revenues, costs and expenses directly related to the business of OS.

      Revenues attributable to OS were specifically identified by TDC through an analysis of contracts specific to OS.

      Direct expenses include list acquisition costs and payroll expense. List acquisition costs are directly identifiable between (i) Automotive and (ii) OS/YIO. Costs to OS and YIO are allocated based on a percentage of their respective combined revenue. Payroll expense is allocated based on a percentage of revenue of OS as compared to TDC as a whole. The use of these allocation methodologies necessarily

OPINIONSURVEYS.COM

NOTES TO FINANCIAL STATEMENTS — (Continued)

involved estimates and judgments; management believes the allocation methodologies and resulting percentages represent a reasonable and appropriate approach to allocating such direct expenses.

      With the exception of bad debt expense, which is directly identifiable to each respective business, and, certain executive payroll expenses, which were allocated to OS based on a percentage of revenue of OS as compared to TDC as a whole, all indirect costs such as payroll, marketing, rent, professional services, insurance and general and administrative costs were allocated in two steps. Those indirect costs that were identifiable to Automotive were allocated to Automotive, and the remaining portion was allocated amongst OS and YIO based on a percentage of their respective combined revenue. Management believes the allocation methodologies and resulting percentages represent a reasonable and appropriate approach to allocating such direct expenses.

Use of Estimates

      The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions regarding certain types of assets, liabilities, revenues and expenses. In addition to the use of estimates described in “Basis of Presentation” above, other estimates relate to unsettled transactions and events as of the date of the financial statements. Accordingly, upon settlement, actual results may differ from estimated amounts.

Revenue Recognition

      OS recognizes revenue when: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred or services rendered; (3) the fee is fixed and determinable; and (4) collectibility is reasonably assured. Generally, these criteria are met at the time service is delivered. Provisions are made for estimated billing adjustments that occur subsequent to period end based on the Company’s historical trends. Customer contracts are generally for an indefinite period of time, for which OS delivers monthly or daily data files to the customer. Customers are billed monthly based on the number of valid panelists (“click-throughs”) delivered to the customer during the period, at which time OS recognizes revenue.

      Cash received in advance of delivery are recorded as deferred revenue. As of December 31, 2003 and September 30, 2004, the deferred revenue balance was $61,500 and $261,500, respectively. As of December 31, 2003, the balance related to an initial payment received in August 2003 for a research project being performed for an automotive customer. Upon completion of the project OS will provide the automotive customer with the final survey results; however, as of September 30, 2004, the project had not been completed, therefore, the performance criteria to recognize this project as revenue have not been met. As of September 30, 2004, in addition to the payment received in August 2003, the balance consisted of a $200,000 payment received from Greenfield Online, Inc. in June 2004, representing an advance for the use of the OS panel. In accordance with a service agreement signed by the two parties, OS was required to provide Greenfield Online, Inc. with access to their Internet-based panel in order to conduct online research studies.

Fair Value of Financial Instruments

      OS considers the face value of financial instruments included in the financial statements to approximate their fair value due to the relatively short period of time between the origination and realization of such instruments and the fact that their interest rates approximate current market rates. Financial instruments primarily consist of accounts receivable, prepaid expenses, accounts payable and accrued expenses.

Property and Equipment

      OS depreciates its assets over their estimated useful lives. The estimated useful lives range from: 3 to 5 years for equipment; 3 years for software; 7 years for furniture and fixtures; and the shorter of the

OPINIONSURVEYS.COM

NOTES TO FINANCIAL STATEMENTS — (Continued)

estimated useful life of the related asset or the life of the lease for leasehold improvements. Property and equipment are carried at historical cost and are depreciated using the straight-line method. Repairs and maintenance accounts are expensed as incurred.

Income Taxes

      TDC elected to be taxed under the provisions of Subchapter “S” of the Internal Revenue Code by unanimous consent of its shareholders. Under those provisions, a corporation does not pay federal corporate income taxes on its taxable income and pays California state franchise taxes of 1.5% of taxable income. Therefore, no federal or state tax provision is included in these financial statements.

Panel Acquisition Costs

      Cost associated with establishing and maintaining panels of potential survey respondents, including list acquisition costs, are expensed as incurred. These costs include payments to third parties who source panelists from their database and websites.

2.	Description of Proposed Transactions

      In August 2004, TDC entered into an agreement to sell the OS business, which represented a database of approximately 4,000,000 distinct email addresses related to OS (the “Panel”). In addition to the Panel, as part of the proposed sale, the assets sold included all of OS’s right, title and interest in its domain names and intellectual property. All other assets and any and all liabilities associated with the business have been excluded from the purchase.

      On October 21, 2004, TDC completed the sale of the OS business for a total purchase price of $3,000,000 in cash.

3.	Concentration of Credit Risk

      Financial instruments which potentially subject OS to concentrations of credit risk, consist principally of trade accounts receivable. OS periodically reviews its accounts receivable for collectibility and provides for an allowance for doubtful accounts to the extent that amounts are not expected to be collected. For the year ended December 31, 2003 and the nine months ended September 30, 2004 there were two and three customers, respectively, that represented greater than 10% of the total accounts receivable balances. As of December 31, 2003, Capella Interactive accounted for approximately 30% of accounts receivable and 7% of net revenues and Venture Direct Worldwide accounted for approximately 12% of accounts receivable and 12% of net revenues. As of September 30, 2004, Webclients accounted for approximately 19% of accounts receivable and 15% of net revenues, Venture Direct Worldwide accounted for approximately 16% of accounts receivable and 26% of net revenues and MetaReward accounted for approximately 16% of accounts receivable and 13% of net revenues.

4.	Related Party Transactions

      OS utilizes the services of management and employees of TDC. The cost of those services was allocated to OS by multiplying the percentage that OS revenues represent of total TDC revenues, by TDC’s total payroll costs; or by estimating the percentage of time spent on OS business by each member of management and each TDC employee, and multiplying that percentage by the total payroll cost for each individual. Refer

OPINIONSURVEYS.COM

NOTES TO FINANCIAL STATEMENTS — (Continued)

to discussion in Note 1 under “Statement of Operations.” The amounts and income statement classification of the payroll costs allocated to OS are as follows:

	December 31,	September 30,
	2003	2004

		(Unaudited)
Cost of revenues	$23,704	$15,641
Sales and marketing	69,076	35,875
General and administrative	117,809	95,649

	$210,589	$147,165

      OS utilizes the services of the management and employees of a company that has an affiliation with TDC which was allocated to OS in the same proportion as OS revenues bear to total TDC revenues, and totaled $46,766 for 2003.

      The OS website is hosted on TDC servers. A portion of the cost of operating the servers, including depreciation, was allocated to OS. The cost was allocated to OS in the same proportion as OS revenues bear to total TDC revenues.

      OS utilizes the banking and credit facilities of TDC. TDC maintains a $250,000 bank line of credit, collateralized by all of TDC’s assets. Interest is set at 1.5% over prime. At December 31, 2003, there was no balance drawn on the credit line, and there were no amounts due.

5.	Accounts Receivable

      Accounts receivable are stated net of allowances for doubtful accounts of $19,469 as of December 31, 2003 and $29,842 (unaudited) as of September 30, 2004.

6.	Property and Equipment

      Property and equipment at December 31, 2003 and September 30, 2004 consists of the following:

	December 31,	September 30,
	2003	2004

		(Unaudited)
Computer equipment	$9,207	$9,207
Software	26,165	26,165

	35,372	35,372
Accumulated depreciation	(29,080)	(31,354)

Property, plant and equipment, net	$6,292	$4,018

      Depreciation expense for the year ended December 31, 2003 and the nine months ended September 30, 2004 was $2,700 and $2,274 (unaudited), respectively.

OPINIONSURVEYS.COM

NOTES TO FINANCIAL STATEMENTS — (Continued)

7.	Accrued Expenses

      Accrued expenses at December 31, 2003 and September 30, 2004 consists of the following:

	December 31,	September 30,
	2003	2004

		(Unaudited)
Accrued payroll	$1,445	$8,285
Accrued list acquisitions costs	—	7,801

	$1,445	$16,086

8.	Commitments and Contingencies

Lease Commitments and Obligations

      As of December 31, 2003 and September 30, 2004, there were no future minimum annual lease payments under capital leases and noncancelable operating leases related to OS as all leases are maintained by TDC.

      Rental expenses on operating leases allocated to OS by TDC amounted to approximately $7,956 and $8,558 (unaudited) for the year ended December 31, 2003 and the nine months ended September 30, 2004, respectively.

Legal Contingencies

      From time to time, in the ordinary course of business, OS is subject to legal proceedings. While it is impossible to determine the ultimate outcomes of such matters, it is management’s opinion that the resolution of any pending issues will not have a material adverse effect on the consolidated net assets, cash flows or results of operations of OS.